METROPOLITAN SERIES FUND, INC.

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

METROPOLITAN SERIES FUND, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

EASY VOTING OPTIONS:

Dear Contract Holder(s):

In an effort to minimize distribution costs and simplify voting, we consolidated proxy materials for two proxies into one package. It is important to note that you will find multiple Voting Instruction Cards in your package.

In order for your vote to be counted, you must execute each Voting Instruction
Card individually, either by Internet, Touch Tone phone or by returning the
Voting Instruction Cards in the enclosed postage-paid envelope.

If you have questions, please contact MetLife at 1-800-638-7732.

We appreciate your participation in this effort.

Thank you!

VOTE ON THE INTERNET

Log on to:

www.proxy-direct.com

Follow the on-screen instructions

available 24 hours

VOTE BY TELEPHONE

Call 1-866-298-8476

Follow the recorded instructions

available 24 hours

VOTE BY MAIL

Vote, sign and date your

Voting Instruction Cards

and return them in the

postage-paid envelope

Metlife - 2012